INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

CUSIP NO. 98978N200

NUMBER

SHARES

ZIVO BIOSCIENCE

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

FULLY PAID AND NON ASSESSABLE SHARES OF COMMON STOCK PAR VALUE $0.001 EACH OF

ZIVO BIOSCIENCE, INC., transferable on the books of the corporation by the holder hereof, in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by an authorized representative of the Transfer Agent.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized Officers, certified with the seal of the Corporation.

Dated:

PRESIDENT

SECRETARY

ZIVO BIOSCIENCE, INC.
CORPORATE
Seal
NEVADA

Countersigned & Registered

By

Authorized Signature - Direct Transfer
Morrisville, NC • (919) 481-4000